                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               _________________

                           WORLDQUEST NETWORKS, INC.
            (Exact name of registrant as specified in its charter)

                 Delaware                                  75-2838415
                                                           ----------
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                  Identification No.)

                               _________________

                             16990 Dallas Parkway
                                   Suite 220
                              Dallas, Texas 75248
                   (Address of principal executive offices)

                               _________________

                        AMENDED 1997 STOCK OPTION PLAN
                           (Full title of the plan)

                               _________________

                               B. Michael Alder
                             Chairman of the Board
                             16990 Dallas Parkway
                                   Suite 220
                              Dallas, Texas 75248
                    (Name and address of agent for service)

                                 (972)818-0460
         (Telephone number, including area code, of agent for service)

                                With copies to:

                              Mike Parsons, Esq.
                        Glast, Phillips & Murray, P.C.
                          13355 Noel Road, Suite 2200
                              Dallas, Texas 75240
                                 (972)419-8300

                                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
                                          Proposed Maximum       Proposed Maximum
 Title of Securities    Amount to be       Offering Price       Aggregate Offering         Amount of
  to be Registered      Registered(1)       per Share(2)           Price(1)(2)       Registration Fee(2)
-----------------------------------------------------------------------------------------------------------
Common Stock, $.01         500,000            $6.9375               $3,468,750                $916
-----------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.
(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices for the Company's common stock as reported within five business days prior to the date of this filing.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*
        -----------------

Item 2. Registrant Information and Employee Plan Annual Information.*
        ------------------------------------------------------------

*The document(s) containing the information specified in Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

        The following documents previously filed by WorldQuest Networks, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

        (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 (the "Annual Report") filed by the Company (SEC File No. 0-27751) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on March 29, 2000.

        (b) The Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2000 filed by the Company under the Exchange Act with the Commission on May 15, 2000.

        (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

        (d) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" in the Company's Registration Statement on Form SB-2 (File No. 333-93019), filed with the Commission on December 17, 1999, as amended from time to time and in the Prospectus included in such Registration Statement.

        All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities them remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

Item 4. Description of Securities.
        -------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

        Two members of Glast, Phillips & Murray, P.C. have options to acquire an aggregate of 10,000 shares of Common Stock at an exercise price equal to $13.00 per share.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

        Section 145 of the Delaware General Corporation Law (the "Delaware Law") provides broad authority for indemnification of directors and officers. The Certificate of Incorporation and Bylaws of the Company provide for indemnification of its officers and directors to the fullest extent permitted by the Delaware Law.

        As permitted by Section 102(b)(7) of the Delaware Law, the Company's Certificate of Incorporation provides that a director shall not be liable for monetary damages for breach of his fiduciary duty as a director except in certain limited circumstances.

        The Company also maintains officers' and directors' liability insurance which provides insurance coverage for covered liabilities that may be imposed upon officers or directors under various circumstances.

Item 7. Exemption from Registration Claimed.
        ------------------------------------

        Not Applicable.

Item 8. Exhibits.
        --------

        See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9. Undertakings.
        -------------

        (a)    The undersigned Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions
                    (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

        (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 27, 2000.

                                    WORLDQUEST NETWORKS, INC.

                                    By:   /s/ B. Michael Alder
                                       -----------------------------------------
                                          B. Michael Adler, Chairman of the
                                          Board and Chief Executive Officer


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature to the Registration Statement appears below hereby appoints B. Michael Adler and Michael R. Lanham, or either one of them, as such person's attorney-in-fact with full power to act alone, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign on such person's behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate

     Name                                   Office            Date
     ----                                   ------            ----

/s/ B. Michael Adler               Chief Executive Officer    June 27, 2000
----------------------------
B. Michael Adler                   and Director (Principal
                                   Executive Officer)

/s/ Michael R. Lanham              Director                   June 27, 2000
----------------------------
Michael R. Lanham


/s/ Hugh E. Humphrey, Jr.          Director                   June 27, 2000
----------------------------
Hugh E. Humphrey, Jr.

/s/ E. Denton Jones                Director                   June 27, 2000
----------------------------
E. Denton Jones

/s/ Nabil N. El-Hage               Director                   June 27, 2000
----------------------------
Nabil N. El-Hage

/s/ Mark C. Levy                   Chief Financial Officer    June 27, 2000
----------------------------
Mark C. Levy                       (Principal Financial and
                                   Accounting Officer)

                           WORLDQUEST NETWORKS, INC.

                                 EXHIBIT INDEX
                                      TO
                        FORM S-8 REGISTRATION STATEMENT



Exhibit
Number         Description of Exhibits
------         -----------------------

  4.1          Specimen common stock certificate, filed as Exhibit 4.1 to the
               Company's Form SB-2 Registration Statement, File No. 333-82721
               (the "Prior Registration Statement), and incorporated herein by this reference.
  4.2          Amended and Restated Note dated May 5, 1999 payable to WorldQuest
               Networks, LLC (now known as Eagle Venture Capital, LLC), filed as
               Exhibit 4.2 to the Prior Registration Statement, and incorporated herein by this reference.
4.3.1          Representatives' Warrant dated February 4, 2000 granted to John
               G. Kinnard and Company Incorporated for 68,750 shares of common stock, filed as Exhibit 4.3.1 to the Company's Annual Report on
               Form 10-KSB for the fiscal year ended December 31, 1999, and incorporated herein by reference.
4.3.2          Representatives' Warrant dated February 4, 2000 granted to
               Kaufman Bros., L.P. for 178,750 shares of common stock filed as
               Exhibit 4.3.2 to the Company's Annual Report on Form 10-KSB for
               the fiscal year ended December 31, 1999, and incorporated herein by reference.
4.3.3          Representatives' Warrant dated February 4, 2000 granted to
               WestPark Capital, Inc. for 27,500 shares of common stock filed as
               Exhibit 4.3.3 to the Company's Annual Report on Form 10-KSB for
               the fiscal year ended December 31, 1999, and incorporated herein by reference.
  4.4          Amended and Restated Note date August 15, 1999 payable to Eagle
               Capital Venture, LLC, which replaces the Amended and Restated
               Note filed as Exhibit 4.2, filed as Exhibit 4.4 to the Prior
               Registration Statement, and incorporated herein by this
               reference.
  4.5          Form of Unsecured Subordinated Convertible Promissory Note issued in the private placement closed in December 1999 (the "Private
               Placement"), filed as Exhibit 4.5 to the Company's Form SB-2
               Registration Statement, File No. 333-93019 (the "Second
               Registration Statement"), and incorporated herein by this
               reference.
  4.6          Form of Warrant issued in the Private Placement, filed as Exhibit
               4.6 to the Second Registration Statement, and incorporated herein by this reference.
  4.7          Amended 1997 Stock Option Plan, filed as Exhibit 10.2 to the
               Prior Registration Statement, and incorporated herein by this reference.
 *5.1          Opinion of Glast, Phillips & Murray, a Professional Corporation.
*23.1          Consent of Ernst & Young LLP.
 23.2          Consent of Glast, Phillips & Murray, P.C. (contained in Exhibit
               5.1).
 24.1          Power of Attorney (included on signature page of Registration
               Statement).

_______________________
* Filed herewith.